SFS Series Trust N-1A/A

Exhibit 99(j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Pre-Effective Amendment to the Registration Statement on Form N-1A of the Hercules Fund (the “Fund”), a series of shares of beneficial interest in SFS Series Trust, and to the use of our report dated November 23, 2020 on the Fund’s financial statement as of November 20, 2020. Such financial statement appears in the Fund’s Statement of Additional Information.

       BBD, LLP

Philadelphia, Pennsylvania

November 23, 2020